SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                    Filed Pursuant to Section 13 or 15 (d) of
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): MARCH 9, 1998



                               NFO WORLDWIDE, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                         0-21460                06-1327424
--------------------------------------------------------------------------------
 (State or other jurisdiction of    (Commission File Number)    (IRS Employer
         incorporation)                                          Identification
                                                                 Number)


                                2 Pickwick Plaza
                               Greenwich, CT 06830
                               -------------------


       Registrant's telephone number, including area code: (203) 629-8888

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                               NFO WORLDWIDE, INC.
                                      INDEX

                                                                    PAGE
                                                                   NUMBER

ITEM 5        -    OTHER EVENTS                                      3

ITEM 6        -    SIGNATURE                                         4

EXHIBITS

Exhibit 1     -    PRESS RELEASE DATED MARCH 12, 1998
                   ANNOUNCING NEW CREDIT FACILITIES.                 5

Exhibit 2     -    CREDIT AGREEMENT DATED AS OF MARCH 9,
                   1998 AMONG NFO WORLDWIDE, INC., THE BANKS
                   SIGNATORY HERETO, AND FLEET NATIONAL BANK
                   AND THE CHASE MANHATTAN BANK, AS CO-AGENTS
                   AND FLEET NATIONAL BANK AS ADMINISTRATIVE
                   AGENT.                                            7

Exhibit 3     -    NFO WORLDWIDE, INC. NOTE PURCHASE
                   AGREEMENT DATED AS OF MARCH 9, 1998
                   $40,000,000 6.43% SENIOR NOTES DUE
                   MARCH 1, 2008.                                   55

Item 5.  OTHER EVENTS


On March 9, 1998 the Company entered into two financing agreements: a private placement of $40 million of Senior Notes and a $75 million revolving credit facility. Borrowings available under these combined agreements equal $115 million and are unsecured. Proceeds will be used to pay off the Company's existing debt of approximately $32 million, finance acquisitions, capital expenditures and working capital. The revolving credit facility replaces the Company's existing $35 million revolving credit facility.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date: March 24, 1998                      NFO WORLDWIDE, INC.,



                                          By: /s/ Patrick G. Healy
                                          ------------------------
                                          Name:  Patrick G. Healy
                                          Title: President, Corporate
                                                 Product/Systems
                                                 Development and
                                                 Chief Financial Officer